U.S. SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


                        Date of Report: December 13, 2002


                        STRATEGIC CAPITAL RESOURCES, INC.
                        --------------------------------
             (Exact name of registrant as specified in its charter)


                                    DELAWARE
                                    --------
                 (State or other jurisdiction of incorporation)


       0-28168                                                   11-3289981
       -------                                                   ----------
(Commission File No.)                                          (IRS Employer
                                                             Identification No.)


          7900 Glades Road
              Suite 610
         Boca Raton, Florida                                       33434
         -------------------                                       -----
(Address of principal executive offices)                         (Zip code)


Registrant's telephone number, including area code: (561) 558-0165

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Item 5. Other Events

     On December 13, 2002, Strategic Capital Resources, Inc. (the "Company", "we", "us" or "our") received a verbal confirmation from the accounting staff of the Securities and Exchange Commission relating to various accounting matters applicable to our Company and the audit of our consolidated financial statements for our fiscal years ended June 30, 2002, 2001 and 2000, including the following:

     I. The sales of our model home accounting presentations;

     II.  The  determination  that  warrants  which  we  issued  as  part of the
consideration   for  various   stockholder  loans  previously  made  to  us  are
"detachable" warrants and the appropriate accounting treatment thereto; and

     III. The accounting treatment applicable to our amending the relevant warrant agreements relating to the warrants referenced in (II) above, wherein we have amended agreements in order to adjust the exercise price and the number of shares of common stock that can be exercised applicable to these warrants to reflect our prior 200:1 reverse stock split.

     In order for readers to fully understand the circumstances relating to these accounting matters, we believe a brief historical recounting of the events which transpired since our inception is necessary.

     In order to allow us to implement our business plan at our inception in 1997, it was necessary for us to raise capital from one or more funding sources. As a result of our inability to obtain the financing necessary to allow us to implement our business plan at that time, certain members of our management agreed to make loans to us. As part of the consideration for these unsecured loans which were subordinated to our bank debt, we issued warrants to purchase shares of our common stock to these lenders (the "Warrants"). The exercise price of these Warrants were the then current market value on the date of issuance. At the time of issuance of these Warrants the terms of these loans to us were more favorable than we were offered by any other financing source. As previously reported in our public filings, the relevant warrant agreements provided, among other things, that the exercise price and number of shares issuable upon exercise of these Warrants would not change in the event we undertook a reverse stock split of our common stock in the future. As we previously reported in various filings with the SEC, in June 2002 we engaged in a 200:1 reverse stock split.

     In October 2002, during the audit of our financial statements for our fiscal year ended June 30, 2002, various complex accounting issues arose regarding the accounting treatment of the Warrants and

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the related  promissory  notes.  Without any  requirement  to do so, in order to insure that our audited financial statements properly accounted for the issuance of these Warrants, we decided to consult with the accounting staff of the Commission and also retained various professionals to assist us in reviewing the appropriate accounting rules, regulations and pronouncements. As a result and after additional consultation with the Commission's accounting staff, our financial statements for our fiscal year ended June 30, 2002 and the first quarter ending September 30, 2002, will address the matters above as follows:

     Concerning (I) above, sales revenues from model homes and the related cost of sales will be netted in our Statement of Operations presentation. This presentation will be treated as a reclassification of amounts for the two previous years of operations. No changes or corrections to our financial statements are required to be made relating to any of our sales of residential real estate.

     In regard to (II) above, the determination that the Warrants are "detachable" was based upon the fact that the Warrants may be exercised by the holders before and after the relevant debt may be paid off. In connection therewith, we retained an independent valuation firm to value the Warrants using the Black-Scholes pricing model. The fair value of these Warrants will be treated as additional interest expense in our Statement of Operations applicable to these debt obligations and we will take a non cash charge in the year the Warrants were issued. Because the original issuance of these Warrants date back to 1997, the reporting of these transactions will be reported as a correction of an error in our June 30, 2002 audited consolidated financial statements. As a result, our retained earnings will decrease and additional paid-in capital will increase. Our consolidated Balance Sheet as of June 30, 2001 and our consolidated Statement of Operations, Stockholders' Equity and Cash Flows will be restated to correct this non cash error. The cumulative total interest charges will aggregate $1,479,640. This interest charge will have no effect on our cash flow, as it is a non cash charge.

     As it related to (III) above, pursuant to the approval of our Board of Directors and the Warrant holders, the relevant warrant agreements have been amended to delete the provisions specifying that they are not affected by any reverse stock split. As a result, the 8,797,114 previously outstanding Warrants have been reduced to 38,856 pursuant to the 200:1 reverse stock split previously undertaken. The exercise prices has also be adjusted pursuant to the reverse stock split, resulting in exercise prices ranging from $24 to $94 per Warrant.

     Our management is of the view that all of these matters arose from advice provided to us by our former independent accountants. We have previously reported this matter in Forms 8-K filed with the

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Commission during the previous three months.  Investors are encouraged to review these previously filed reports in order to more fully understand the matters discussed in this report.



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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934 the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        STRATEGIC CAPITAL RESOURCES, INC.



                                        By:s/ David Miller
                                           --------------------------------
                                           David Miller, CEO

Dated: December 16, 2002


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